EXHIBIT 99.1

                        Tombstone Technologies Files 8K

Longmont, CO -- Nov. 3, 2010 (Business Wire) -- Tombstone Technologies, Inc. (OTCBB: TMCI) announced today that it completed a business combination transaction with Hunt Global Resources, Inc., a Texas Corporation, wherein Hunt shareholders acquired approximately 94% of the stock of Tombstone. For accounting purposes, Hunt is deemed the resulting corporation, and its financials are now those of the company. Details of the transaction will be released with the 8K/a within days.



Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.
Contact:




Investor Relations
PR Financial Marketing, LLC
Jim Blackman
(713) 256-0369
Jim@prfmonline.com